Exhibit 10

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

as of March 31, 2005

WELLS FARGO FOOTHILL, INC., as Agent and Lender

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Wells Fargo Foothill, Inc., as Arranger and Administrative Agent (“Agent”) and Lender (together with all other lenders party thereto from time to time, the “Lenders”) and BGF Industries, Inc., a Delaware corporation, (“Borrower”) have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated as of June 6, 2003 among Agent, Lenders and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other Loan Documents at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

Borrower, Agent and Lenders have agreed to certain amendments to the Loan Agreement and the other Loan Documents, on and subject to the terms and conditions contained in this Third Amendment to Loan and Security Agreement (this “Amendment”).

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1. Amendments to Loan Agreement and Loan Documents. In order to effectuate certain amendments of the Loan Agreement agreed to among Agent, Lenders and Borrower, the Loan Agreement is hereby amended as follows:

(a) The definition of the term “Applicable Prepayment Premium” as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety as follows:

““Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to June 7, 2005, 4% times the Maximum Revolver Amount, (b) during the period of time from and including June 8, 2005 up to June 7, 2006, 3% times the Maximum Revolver Amount, (c) during the period of time from and including June 8,

2006 up to June 7, 2007, 2% times the Maximum Revolver Amount, (d) during the period of time from and including June 8, 2007, up to June 7, 2008, 1% times the Maximum Revolver Amount and (e) during the period of time from and including June 8, 2008, up to the Maturity Date, 1/2% times the Maximum Revolver Amount, provided that, in the event that Borrower funds the final payment in full of all Obligations with the proceeds of (i) loans made by a commercial banking unit of Wells Fargo and so long as Agent has received not less than 45 days advance written notice of Borrower’s intention to prepay the Obligations, and so long as no Default or Event of Default exists at the time of such prepayment, the Applicable Prepayment Premium shall be zero, and (ii) a private placement of subordinated debt or an equity offering, or a sale of substantially all assets or all capital stock of Borrower and so long as Agent has received not less than 60 days advance written notice of Borrower’s intention to prepay the Obligations, and so long as no Default or Event of Default exists at the time of such prepayment, the otherwise Applicable Prepayment Premium shall be reduced by 50%.”

(b) Subsection (j) of the definition of “Eligible Account” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor; provided, however, that Accounts of Owens Corning will be eligible (if otherwise eligible pursuant to the other requirements herein) up to a maximum amount of $750,000;”

(c) The definition of “Liquidity Reserve” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Liquidity Reserve” shall mean a reserve established by Agent in its sole and absolute discretion from time to time, in the amount of $4,000,000 (or such other amount as Agent determines) as of the Closing Date, and automatically increasing by $200,000 on the first Business Day of each week thereafter, provided that, such Liquidity Reserve shall not exceed $5,200,000. Agent will release part or all of such Liquidity Reserve on a semi-annual basis, so long as no Default or Event of Default then exists and so long as Borrower has Excess Availability of not less than $1,000,000 after giving effect to any release of the Liquidity Reserve by Agent in its sole discretion.”

(d) The definition of the term “Maximum Revolver Amount” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Maximum Revolver Amount” means $19,000,000.”

(e) The definition of the term “Required Availability” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Required Availability” means Excess Availability and unrestricted cash and Cash Equivalents subject to Cash Management Agreements in an aggregate amount of not less than $12,000,000 as of the Closing Date, and $1,000,000 at all times thereafter.”

(f) Subsection (b) of the definition of “Subordinated Note Interest Conditions” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Borrower has Excess Availability of not less than $1,000,000 (on a pro forma basis, with trade payables being paid when due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales, and after giving effect to the then contemplated payment of interest under the Subordinated Notes) for the immediately following 30 days.”

(g) Subsection (b) of the definition of “Subordinated Note Repurchase Conditions” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Borrower has Excess Availability of not less than $1,000,000 (on a pro forma basis, with trade payables being paid when due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and after giving effect to the then contemplated repurchase of Subordinated Notes) for the immediately following 30 days;”

(h) The definition of “Term Loan Amount” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Term Loan Amount” means the lesser of (a) $6,000,000, and (b) 70% of the net Orderly Liquidation Value of eligible equipment of Borrower as set forth in the Appraisal Report by Daley Hodkin, LLC, dated March, 2003 (together with any additional or replacement equipment as described in appraisals satisfactory in form and substance to Agent performed after the Closing Date), plus 70% of the quick sale value of the following parcels of real property owned by Borrower: 800 Goodes Ferry Boulevard, South Hill, Virginia 23970, and 179 Butts Street, South Hill, Virginia 23970, net of environmental reserves, all as determined by Agent.”

(i) Subsection 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage and less the then-outstanding balance of the Term Loan, or (ii) the Borrowing Base less the Letter of Credit Usage and the aggregate amount of the Inventory Reserves. For purposes of this Agreement, “Borrowing Base,” as of any date of determination, shall mean the result of:

(x) the lesser of

(i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

(ii) an amount equal to Borrower’s Collections with respect to Accounts for the immediately preceding 120 day period, plus

(y) the lowest of

(i) $10,000,000,

(ii) 35% of the value of Eligible Inventory consisting of raw materials plus 55% of the value of Eligible Inventory consisting of finished goods,

(iii) 80% times the then extant Net Liquidation Percentage times the book value of Borrower’s Inventory, and

(iv) the amount of credit availability created by clause (x) above, minus

(z) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

(j) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on the earlier of (i) February 28, 2010 and (ii) the date which is 180 days prior to the maturation date of the Subordinated Notes (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

(k) Amended and Restated Term Loan. Contemporaneously herewith, and as a one-time financial accommodation to Borrower, Agent and Lenders are making an additional advance to Borrower in the original principal amount of $2,396,001 (the “Additional Term Loan”). The Additional Term Loan shall be consolidated with the outstanding principal balance of the existing Term Loan (such principal balance together with the Additional Term Loan, collectively, (“Term Loan”), which Term Loan, as of the date hereof shall be in the original principal amount of $6,000,000, and which shall amortize as set forth in the Loan Agreement.

(l) Environmental Reserves. Upon receipt by Agent of a satisfactory written status report from Borrower regarding environmental matters on the Borrower’s real property, Agent will release the $550,000 environmental reserve currently in place; provided, however, that the release of such reserve is without prejudice to Agent’s right to institute any and all other Reserves, including, but not limited to, the imposition of an environmental reserve in the future.

2. Acknowledgment.

(a) Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on March 29, 2005, Borrower is indebted to Agent and Lenders in respect of the Advances in the principal amount of $11,500,000, in respect of the Term Loan in the principal amount of $3,239,999 and in respect of Letter of Credit Usage (including undrawn Letters of Credit with an aggregate face amount of $179,400.35) in the amount of $179,400.35. All such Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges payable by Borrower to Agent and Lenders, are unconditionally owing by Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrower and each Guarantor hereby acknowledges, confirms and agrees that Agent and Lenders have and shall continue to have valid, enforceable and perfected liens upon and security interests in all collateral, including, without limitation, the Collateral, heretofore granted to Agent and Lenders pursuant to the Loan Documents or otherwise granted to or held by Agent or any Lender.

(c) Binding Effect of Documents. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower and Guarantors, as the

case may be, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and each Guarantor contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower and each Guarantor, respectively, enforceable against it in accordance with their respective terms, and Borrower and each Guarantor has no valid defense to the enforcement of such Obligations, and (iii) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Guarantors to Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

(a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement set forth herein).

(b) This Amendment has been duly executed and delivered by Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and each Guarantor contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.

(c) This Amendment and each other agreement or instrument to be executed and delivered by Borrower and Guarantors hereunder has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrowers contained herein and therein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their terms.

4. Conditions Precedent. The effectiveness of the consent contained in Section 2 of this Amendment shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

(a) a fully executed copy of this Amendment, duly authorized, executed and delivered by Borrower and each Guarantor.

(b) Borrower’s written status report with respect to environmental matters.

(c) such additional documents and due diligence as determined by Agent.

5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Agreement, as amended hereby, the other Loan Documents, and this Amendment shall be read and be construed as one agreement.

6. Amendment Fee. The Borrower shall pay to Agent an amendment fee in an amount equal to $25,000, which amount shall be fully earned and payable simultaneously with the execution of this Amendment and shall not be subject to refund, rebate or proration for any reason whatsoever. Such fee shall be in addition to all other amounts payable under the Loan Documents, shall constitute part of the Obligations and may, at Agent’s option, be charged directly to any account of the Borrower maintained with Agent.

7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

8. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BORROWER:

BGF INDUSTRIES, INC.

By:

Title:

ACKNOWLEDGED AND AGREED TO

BY THE GUARANTORS:

NVH INC.

By:

Title:

GLASS HOLDINGS LLC

By:

Title:

BGF SERVICES, INC.

By:

Title:

AGREED:

WELLS FARGO FOOTHILL, INC.,
as Agent and Lender

By:

Title: